SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 6, 2005
Date of Report (Date of earliest event reported)

Livestar Entertainment Group Inc.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-27233	98-0204736
(Commission File Number)	(IRS Employer Identification No.)

62 West 8th Avenue, 4th Floor, Vancouver, British Columbia, Canada V5Y 1M7
(address of principal executive offices)

(604) 682-6541
(Registrant’s telephone number, including area code)

Item 3.02 Unregistered Sales of Equity Securities.

On January 6 , 2005, the registrant issued 92,307,692 common shares at $0.0091/share (closing price of $0.014 minus a 35% discount to the closing price) (the “Shares”) to an individual sole shareholder of Promostaffing.com LLC a corporation the registrant is working to acquire as per the terms of the Letter of Intent executed by the parties on January 5, 2005. The Shares were issued as a refundable deposit for the right to negotiate exclusively with Promostaffing.com LLC regarding the registrant’s efforts to acquire 60% of Promostaffing.com LLC. The Shares will be held in trust with the attorney of the registrant and released to the sole shareholder of Promostaffing.com LLC until the closing of the contemplated acquisition. The Shares will be returned to treasury of the registrant if no closing is completed. If a closing is completed the Shares will be adjusted to be increased or decreased based on the final Purchase Price of Promostaffing.com, LLC which will be finalized in the planned Definitive Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2005	Livestar Entertainment Group Inc. BY: /S/ Ray Hawkins —————————————— Ray Hawkins Chief Executive Officer